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                                                                   EXHIBIT 10.45

                         CAPITAL ACCESS BUREAU, INC.

                             CONSULTING AGREEMENT


  THIS CONSULTING AGREEMENT made this 27th day of May, 1997, by and between;

                         CAPITAL ACCESS BUREAU, INC.
                       225 Westmonte Drive / Suite 1170
                         Altamonte Springs, Fl 32714
                         Telephone: (407) 865 - 9857

a Florida Corporation (hereinafter referred to as "CABI"), and;

                          National Diagnostics, Inc.
                            751 West Brandon Blvd.
                            Brandon, Florida 33511
                               (813) 661 - 9501

     (hereinafter referred to as "COMPANY"), collectively CABI and COMPANY hereinafter referred to as "the parties".

                                 WITNESSETH:

                  WHEREAS, CABI is an investor relations, direct marketing, publishing, public relations, funding arrangement and advertising firm with expertise in the dissemination of information about private and publicly traded companies; and is in the business of providing investor relations services, public relations services, publishing, arranging funding, financing of private placements, advertising services, fulfillment services, marketing of business formats, promotion of investment opportunities and other related programs, services and products that are designed to develop a constituency for COMPANY throughout the investment and financial community; and

                  WHEREAS, COMPANY is publicly held with its common stock trading on one or more stock exchanges and/or over-the-counter; or COMPANY desires to become a publicly held company with its common stock trading on one or more stock exchanges and/or over-the-counter; or COMPANY is a privately held company in search of financing, funding, public relations or other services which CABI provides, and

                  WHEREAS, COMPANY desires to publicize itself with the intention of making its name and business better known to shareholders, investors, brokerage houses, analysts, institutions, potential investors, investment bankers and various media; and

                  WHEREAS, CABI is willing to accept COMPANY as a client.

                  WHEREAS, COMPANY requires a service or services offerred by CABI and desires to employ and/or retain CABI to provide such services as an independent contractor, and CABI is agreeable to such a relationship and/or arrangement, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement;

                  THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, it is agreed as follows:

                       DEFINITIONS AND INTERPRETATIONS

     1. CAPTIONS AND SECTION NUMBERS
     The headings and section references in this Consulting Agreement are for convenience of reference only and do not form a part of this Consulting Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Consulting Agreement or any provisions thereof.

     COMPANY Initial   /s/CLA                             CABI Initial   /s/DSR
                       ------                                            ------
                                      1

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     2. EXTENDED MEANINGS
     The words "hereof", "herein", "hereunder", "hereto" and similar expressions used in any clause, paragraph or section of this Consulting Agreement and any Addendums and/or Exhibits attached to this Consulting Agreement will relate to the whole of this Consulting Agreement including any attached Addendums and/or Exhibits and not to that clause, paragraph or section only, unless otherwise expressly provided.

     3. SECTION REFERENCES AND SCHEDULES
     Any reference to a particular "article", "section", "paragraph" or other subdivision of this Consulting Agreement and any reference to a schedule, exhibit or addendum by name, number and/or letter will mean the appropriate schedule, exhibit or addendum attached to this Consulting Agreement and by such reference is incorporated into and made part of this Consulting Agreement.

                                  AGREEMENT

     4. AUTHORITY AND DESCRIPTION OF SERVICES
     During the term of this Consulting Agreement CABI shall furnish various professional services and advice as specifically requested by an authorized representative of COMPANY. Said professional services and advice shall relate to those services, items and/or subjects described in Addendum "A", which is attached hereto and made a part hereof by this reference, and/or as follows:
         a. CABI shall act, generally, as corporate investor relations counsel, essentially acting (1) as liaison between COMPANY and its shareholders;
     (2) as advisor to COMPANY with respect to existing and potential market makers, broker-dealers, underwriters, and investors as well as being the liaison between COMPANY and such persons; and (3) as advisor to COMPANY with respect to communications and information, which may include but is not necessarily limited to, preparation of advertorials, writing of a corporate profile, preparation of a research report, planning, developing, designing, organizing, writing and distributing such communications and information.
         b. CABI shall assist in establishing, and advise COMPANY with respect to: interviews of COMPANY officers by the financial media; interviews of COMPANY officers by analysts, market makers, broker-dealers, and other members of the financial community.
         c. CABI shall seek to make COMPANY, its management, its products, and its financial situation and prospects, known to the financial media, financial publications, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, and other members of the financial community as well as the public generally.
         d. CABI, in providing the foregoing services, shall be responsible for all costs of providing the services, including, but not limited to, out-of-pocket expenses for postage, delivery service (e.g., Federal Express), telephone charges, compensation to third party vendors, copywriters, staff writers, art and graphic personnel, subcontractors, printing, etc.
         e. CABI's compensation under this Consulting Agreement shall be deemed to include the above mentioned costs and expenses, unless otherwise expressly provided herein.

     5. TERM OF AGREEMENT
     This agreement shall become effective upon execution hereof and shall continue thereafter and remain in effect for a period of 12 Months and/or in the case of specific services as described in Addendum "A" attached hereto, until such time as such matters are finalized to the satisfaction of both COMPANY and CABI. It is expressly acknowledged and agreed by and between the parties hereto that CABI shall not be obligated to provide any services and/or perform any work related to this Consulting Agreement until such time any agreed and/or specified retainer (deposit, initial fee, down-payment) in U.S. funds, and/or other specified and/or agreed valuable consideration, has been received by CABI.

      6. DUTIES OF COMPANY
     COMPANY shall promptly supply CABI: with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with the assistance of CABI; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc.




     Company Initial   /s/CLA                             CABI Initial  /s/DSR
                       ------                                           ------
                                      2

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7. REPRESENTATION AND INDEMNIFICATION
         a. COMPANY hereby agrees to hold harmless and indemnify CABI against any claims, demands, suits, loss, damages, etc., arising out of CABI's reliance upon the instant accuracy and continuing accuracy of such facts, materials, information, and data, unless CABI has been negligent in performing its duties and obligations hereunder.
         b. COMPANY shall cooperate fully and timely with CABI to enable CABI to perform its duties and obligations under this Consulting Agreement.
         c. The execution and performance of this Consulting Agreement by COMPANY has been duly authorized by the Board of Directors of COMPANY in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of COMPANY.
         d. The performance by COMPANY of this agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of COMPANY or any contractual obligation by which COMPANY may be bound.
         e. COMPANY shall promptly deliver to CABI a complete due diligence package to include latest 10K, latest 10Q, last 6 months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.
         f. COMPANY shall promptly deliver to CABI a list of names and addresses of all shareholders of COMPANY of which it is aware. This shareholder list shall be upgraded at CABI's request. COMPANY agrees to furnish to CABI a copy of all DTC sheets on a weekly basis.
         g. COMPANY shall promptly deliver to CABI a list of all brokers and market makers of COMPANY's securities, known to COMPANY, which have been following COMPANY.
         h. CABI's activities pursuant to this Consulting Agreement or as contemplated by this Consulting Agreement do not constitute and shall not constitute acting as a securities broker or dealer under federal or state securities laws; any contact between CABI and a potential investor in COMPANY shall be such that CABI would be acting merely as a promoter, finder or consultant with respect to such prospective investor obligations under this agreement.

     8. COMPENSATION
         a. Compensation and/or fees payable to CABI for all general investor relations services, public relations services and all other services hereunder, including but not limited to funding, financing, promotional, acquisition and merger services, shall be paid by COMPANY to CABI by the means and in the manner or manners as described in "Addendum A", a copy of which is attached hereto and incorporated herein by this reference.
         b. All moneys payable hereunder shall be in U.S. funds and drawn on U.S. banks. The parties acknowledge that in negotiating this compensation and/or fee(s) they recognized that the services will probably not be performed in equal monthly segments, but may be substantial during the earlier portion of the term and less thereafter as relationships and communication lines are established, or visa-versa. Thus, part of the compensation for earlier services will be deferred and therefore any lessening of services shall not constitute a breach or termination hereof and the level compensation or fee shall continue.
         c. For all special services, not within the scope of this Consulting Agreement, COMPANY shall pay to CABI such compensation and/or fee(s) as, and when, the parties shall determine in advance of performance of said special services, provided COMPANY has agreed to said special services.

     9. BILLING AND PAYMENT
     Monthly fees or payments shall be due and payable without billing. Billing and payments for special services shall be as agreed on a case by case basis. COMPANY acknowledges and agrees that deposits, initial payments, down payments, partial payments, payments for special services, monthly fees or monthly payments shall be by wire to CABI's bank account upon execution of any agreement or agreements, or; upon payment due date in the case of monthly fees or monthly payments, or; in the case of special services by the first day of the preceding month that work is scheduled to be performed, unless expressly provided otherwise in writing, and that if such funds are not received by CABI by said date COMPANY shall pay to CABI an additional operations charge equal to 1% for each fifteen (15) day period said funds are not received.

     10. AMENDMENTS
     This agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.





     COMPANY Initial  /s/CLA                               CABI Initial /s/DSR
                      ------                                            ------

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     11.  SEVERABILITY
     If any provision of this agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

     12. TERMINATION OF AGREEMENT
     This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided in Paragraph 5 above except as follows:
         a. Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;
         b.   Upon the other party taking the benefit of any insolvency law;
              and/or
         c. Upon the other party having or applying for a receiver appointed for either party.
         d.   As provided for in Paragraph 16 below.
         a.   Upon sale or change of ownership of COMPANY.
         a. After six (6) months COMPANY may opt to terminate contract by serving CABI with a thirty (30) day notice of intent to terminate.
         b.   Upon termination all unexercised options will be null and void.

     13. ATTORNEY FEES
     In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

     14. NON-WAIVER
     The failure of either party, at any time, to require any such performance by any other party shall not be constructed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

     15. DISCLAIMER BY CABI
     CABI shall be the preparer of certain promotional materials, and; CABI makes no representation to COMPANY or others that; (a) its efforts or services will result in any enhancement to COMPANY (b) the price of COMPANY'S publicly traded securities will increase (c) any person will purchase COMPANY's securities, or (d) any investor will lend money to and/or or invest in or with COMPANY.

     16. EARLY TERMINATION
     In the event COMPANY fails or refuses to cooperate with CABI, or fails or refuses to make timely payment of the compensation set forth above and/or in Addendum "A", CABI shall have the right to terminate any further performance under this agreement. In such event, and upon notification thereof, all compensation shall become immediately due and payable and/or deliverable, and CABI shall be entitled to receive and retain the same as liquidated damages and not as a penalty, in lieu of all other remedies the parties hereby acknowledge and agree that it would be too difficult currently to determine the exact extent of CABI's damages, but that the receipt and retention of such compensation is a reasonable present estimate of such damage.

     17. LIMITATION OF CABI LIABILITY
     In the event CABI fails to perform its work or services hereunder, its entire liability to COMPANY shall not exceed the lessor of; (a) the amount of cash compensation CABI has received from COMPANY under Paragraph 13 above (b) the amount of cash compensation CABI has received from COMPANY under Addendum "A", or (c) the actual damage to COMPANY as result of such non-performance. In no event shall CABI be liable to COMPANY for any indirect, special or consequential damages, nor for any claim against COMPANY by any person or entity arising from or in any way related to this agreement.

     18. MISCELLANEOUS
         a. Currency: In all instances, references to dollars shall be deemed to be United States Dollars.
         b. Stock: In all instances, references to stock shall be deemed to be unrestricted and free trading.


         COMPANY Initial /s/CLA                            CABI Initial /s/DSR
                         ------                                         ------

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     19. NOTICES
     All notices hereunder shall be in writing and addressed to the party at the address first set forth above, or at such other address which notice pursuant to this section may be given, and shall be given by either personal delivery, regular mail, certified mail, express mail or other courier services. Notices shall be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered by courier service to such address. Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

     20. EXCLUSION WITH RESPECT TO PARTNERSHIP
     The parties agree that, in no way, shall this Consulting Agreement be construed as being an act of partnership between the parties hereto and that no party hereto shall have, as a result of the execution of this Consulting Agreement, any liability for the commitments of any other party of any type, kind or sort.

     21. TIME IS OF THE ESSENCE
     Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by the parties of their respective obligations hereunder.

     22. ENUREMENT
     This Consulting Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, assigns and any addenda's attached hereto.

      23.         ENTIRE AGREEMENT
     This Consulting Agreement contains the entire agreement of the parties and may be modified or amended only by agreement in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought. It is declared by both parties that there are no oral or other agreements or understanding between them affecting this Consulting Agreement, or relating to the business of CABI. This agreement supersedes all previous agreements between CABI and COMPANY.

     24. APPLICABLE LAW
     This Agreement is executed pursuant to and shall be interpreted and governed for all purposes by the laws of the State of Florida for which the Courts in Orange County, Florida shall have jurisdiction. If any provision of this Consulting Agreement is declared void, such provision shall be deemed severed from this agreement, which shall otherwise remain in full force and effect.

     25. EXECUTION IN COUNTERPART; TELECOPY-FAX
     This Consulting Agreement may be executed in counterparts, not withstanding the date or dates upon which this Consulting Agreement is executed and delivered by any of the parties, and shall be deemed to be an original and all of which will constitute one and the same agreement, effective as of the reference date first written above. The fully executed telecopy (fax) version of this Consulting Agreement shall be construed by all parties hereto as an original version of said Consulting Agreement.


         IN WITNESS WHEREOF, the parties hereto have set their hands in execution of this agreement.


     For and in behalf of; COMPANY:                For and in behalf of; CABI:
     CURTIS L. ALLISTON                            CAPITAL ACCESS BUREAU, INC.
     JUGAL K. TANEJA

     By         /s/Curtis L. Allison               By   /s/David S. Robinson
       ----------------------------------          ----------------------------
         CURTIS L. ALLISTON,  PRES. & COO          DAVID S. ROBINSON, PRESIDENT
     By        /s/Jugal K. Taneja
       ----------------------------------
         JUGAL K. TANEJA, CEO



COMPANY Initial  /s/CLA                                   CABI Initial  /s/DSR
                 ------                                                 ------

                                      5

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                             CONSULTING AGREEMENT
                                 ADDENDUM "A"
                              Page 1 of 3 pages

                             COMPENSATION TO CABI

(A.) Valuable Compensation due CABI - Total U.S. Dollar value;

     $  Three Hundred Fifty thousand Dollars ($350,000.), payable as follows:

(B.)  $ ______ZERO____________________________ in U.S. Dollars; (and) (or)

(C.)  Valuable Compensation due CABI as per following schedule:

         1.   14,583. Shares due upon execution of Consulting Agreement.
         2.   14,583. Shares due July 18,1997
         3.   14,583. Shares due August 22,1997
         4.   14,583. Shares due September 26,1997
         5.   14,583. Shares due October 24,1997
         6.   14,583. Shares due November 28,1997
         7.   14,583. Shares due January 3,1998
         8.   14,583. Shares due February 7,1998
         9.   14,583. Shares due March 14,1998
         10. $43,750. Payable quarterly in shares at current market value with first quarterly payment due August 18,1997.

(D.) CABI agrees to accept compensation in the form of restricted and unregistered shares of common stock of the Company. Such shares value is to be determined by averaging the closing bid of the stock over the five (5) days preceding the due dates in paragraph (A.). Company agrees to register shares to meet requirements of this agreement.

(E.) COMPANY Stock Options which, if any, such Stock Options are described as follows;

         1) Incentive Stepped Options
         stepped up in Six steps of seventy-five thousand 75,000 shares each step; stepped up in Fifty (cent) increments per each step; and beginning at $1.50 (dollars) 2) CABI AGREES TO EXECUTE ANY IN THE MONEY OPTIONS QUARTERLY THROUGHOUT THE TERM OF THE AGREEMENT.

(F.) COMPANY acknowledges and agrees CABI shall not provide or continue to provide services until all such compensation(s) or fee(s) are paid as agreed herein. COMPANY acknowledges that it has verified with its corporate council, accountants, corporate officers, board of directors, executive decision makers, and appropriate stock exchanges that said compensation, fee or stock can, in fact, be timely delivered to CABI as agreed.


For and in behalf of  COMPANY:               For and in behalf of  CABI:
NATIONAL DIAGNOSTICS, INC.                   CAPITAL ACCESS BUREAU, INC.

BY     /s/Curtis L. Allison                  BY   /s/David S. Robinson
 -------------------------------               ----------------------------
CURTIS L. ALLISTON,  PRES. & COO             DAVID S. ROBINSON, PRESIDENT

BY    /s/Jugal K. Taneja
  ------------------------------
 JUGAL K. TANEJA, CEO




COMPANY Initial  /s/CLA                                    CABI Initial  /s/DSR
                 ------                                                  ------
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                             CONSULTING AGREEMENT
                                 ADDENDUM "A"
                              Page 2 of 3 pages

                         STOCK COMPENSATION AGREEMENT



     (1.) It is mutually agreed by and between the parties hereto that in the event CABI opts or agrees to accept COMPANY's stock, either now or in the future, as full or partial payment for any part or portion of CABI's compensation or fee under this Consulting Agreement, that the number of such shares necessary for such compensation shall be determined pursuant to a averaging formula or computation that is based upon the 5 day previous average bid price as of the date of execution of this Consulting Agreement or upon the 5 day previous average bid price as of the date of actual transfer of said shares to CABI's account, or upon such other subsequent written agreement for CABI to accept said stock as alternative compensation.



     (2.) COMPANY acknowledges and agrees CABI shall not provide or continue to provide services until all such alternative compensation(s) and/or fees are paid. COMPANY acknowledges that it has verified with its corporate council, accountants, corporate officers, board of directors, executive decision makers, and appropriate stock exchanges that said stock can, in fact, be timely delivered to CABI as agreed.



     For and in behalf of COMPANY:                 For and in behalf of CABI:
     NATIONAL DIAGNOSTICS, INC.                    CAPITAL ACCESS BUREAU, INC.

     /s/Curtis L. Alliston                         /s/David S. Robinson
     -------------------------------               ----------------------------
     CURTIS L. ALLISTON, PRES. & COO               DAVID S. ROBINSON, PRESIDENT

     /s/Jugal K. Taneja
     -------------------------------
     JUGAL K. TANEJA, CEO





















COMPANY Initial  /s/CLA                                   CABI Initial  /s/DSR
                 ------                                                 ------
                                      7

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                             CONSULTING AGREEMENT
                                 ADDENDUM "A"
                              Page 3 of 3 pages

                     GENERAL DESCRIPTION OF CABI SERVICES


     (A.)  Market Relations

     (B.)  Direct Marketing

     (C.)  Public Relations

     (D.)  Promotion

     (E.)  Funding



















     For and in behalf of COMPANY:                For and in behalf of CABI:
     NATIONAL DIAGNOSTICS, INC.                   CAPITAL ACCESS BUREAU, INC.

     /s/Curtis L. Alliston                        /s/David S. Robinson
     --------------------------------             -----------------------------
     CURTIS L. ALLISTON,  PRES. & COO             DAVID S. ROBINSON, PRESIDENT

     /s/Jugal K. Taneja
     --------------------------------
     JUGAL K. TANEJA, CEO
     DATE                                         DATE         5/27/97


COMPANY Initial  /s/CLA                                   CABI Initial  /s/DSR
                 ------                                                 ------























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